                         Exhibit 10.16 - FIRST AMENDMENT
                                       TO
                               OPERATING AGREEMENT
                                       OF
                                  UPK/DMB, LLC

     This First Amendment to Operating Agreement of UPK/DMB, LLC ("Amendment") is entered into as of this 2nd day of October, 2000 between United Park City Mines Company, a Delaware corporation ("UPK"), and DMB Park City, LLC an Arizona limited liability company ("DMB") as the sole members of UPK/DMD, LLC, a Delaware limited liability company ("Company").

                                    RECITALS

     UPK and DMB have formed the Company and have entered into that certain Operating Agreement of UPK/DMB, LLC ("Agreement") as of June 15, 2000.

     UPK and DMB, as the sole Members of the Company now wish to amend the Agreement as herein set forth.

     NOW THEREFORE, the Members amend the Agreement as follows:

     The provisions of Section 7.2(a) are amended by adding the following new language at the end thereof:

     "Notwithstanding anything to the contrary in Section 7.1 of this Agreement, UPK is permitted to collaterally assign, pledge, hypothecate, grant a security interest in and otherwise encumber (collectively called a "Security Interest") all or any portion of the shares of UPK's stock or UPK's Member interest ("Interest") in the Company, including its right to distributions ("Distributions") of Net Cash Flow under Sections 3.1 or 9.2(d) hereof, as security for a loan to UPK from a third party lender ("Lender"); provided, however, that such Security Interest in the Interest or Distributions shall be subordinate and subject to the security interest granted to the Company to secure present and future Tax Loans under Section 3.3(c). A foreclosure of such Security Interest in the event of a default under such loan in which the Lender or a third party acquires the Interest, or the exercise by the Lender of a right only to receive Distributions whether or not a default exists under the loan, will be a permitted Transfer under this Agreement. If the Interest of UPK in the Company is Transferred to the Lender or other third party, UPK shall remain liable for its obligations under this Agreement and the Contribution Agreement unless the Lender or other third party becomes a Substituted Member of the Company and assumes such obligations and has the then legal and financial capability to perform such obligations. If UPK shall grant a Security Interest in only its right to Distributions and the Lender shall exercise the right to receive such Distributions, the Lender shall not become a Substituted Member in the Company and shall be treated as an assignee of a Member's interest with only the rights and subject to the limitations set forth in Section 7.3 hereof, and UPK shall continue to be liable for all of its obligations under this Agreement and the Contribution Agreement. In the event of a foreclosure of the Interest of UPK, or an election by the Lender to receive the Distributions of UPK under Sections 3.1 or 9.3(d) hereof, the Company shall have no obligation to make any further Tax Loans to UPK, whether the UPK Tax Amounts arose prior to or after such foreclosure or as a result thereof, or result from Distributions being assigned to the Lender, and the Company shall continue to have the right to receive Distributions which would have been made to UPK to the extent necessary to repay Tax Loans as required by Section 3.3(b) hereof. In the event of a foreclosure of the Interest of UPK, the Lender or other new Substituted Members shall have the right to obtain Tax Loans under Section 3.3 of this Agreement, provided, however that for the purpose of calculating whether a Tax Loan is required to be made, the existence of an Unfunded Tax Amount shall be calculated as if UPK (and not the new Substituted Member) were still a member of the Company and all Tax Loans made thereafter (in the amount calculated as if UPK were still a Member) shall be made to the new Substituted Member who shall be liable for the repayment thereof pursuant to the terms of section 3.3 of this Agreement."

     In Section 10.14, in the definition of "Protocol Termination" the date of "July 15, 2000" is deleted and the date "October 17, 2000" is inserted in place thereof.

     In Section 10.14, the subsection entitled "Construction Pre-conditions" shall be deleted in its entirety and the following substituted therefor:

     "Construction Preconditions" means: (a) with respect to all of the Properties or any portion thereof which are to be physically impacted by development thereon, UPK has received the required storm water permit for the Excluded Properties; (b) with respect to the Flagstaff Property and related infrastructure, the Company has received final approval from the appropriate governmental agency of the Protocol, UPK or the Company has acquired or has binding enforceable agreements to acquire, subject to no contingencies or title exception matters which are unacceptable to DMB in its reasonable discretion, the Marsac Claim, the Burns Claims, and the Deer Valley Claims which are part of the Claims Property, the Access Properties to the extent alternative access is still required by the City, and the BLM Fractions located in the Flagstaff Property, and (c) with respect to the Bonanza Property and related infrastructure, the Company has received final approval from the appropriate governmental agency of the Protocol, and that UPK or the Company has acquired or has binding enforceable agreements to acquire, subject to no contingencies or title exceptions which are unacceptable to DMB in its reasonable discretion, the Wallace Claims and the Daderko Claims which are part of the Claims Property, and the BLM Fractions located in the Bonanza Property. In the case of the "enforceable agreements" mentioned above, upon the written request of UPK accompanied by the final form of an agreement to be entered into with any third party with respect to a Claims Property, an Access Property or the BLM Fractions, DMB will specify in writing any objections DMB may have to any contingencies or other terms of the proposed agreement, and in the absence of a modification or amendment to the form of the proposed contract thereafter, DMB shall not make additional further objections to the terms, including contingencies, of the proposed agreement; provided, however, that the foregoing shall not affect the right of DMB to object to title matters with respect to the property covered by such proposed agreements under the terms of Section 11 of the Contribution Agreement.

     In Section 10.14, the subsection entitled "Voluntary Termination Date" shall be deleted in its entirety and the following substituted therefor:

          "Voluntary Termination Date" means, unless extended by mutual agreement of the Members, (i) an Automatic Termination on October 31, 2000 by UPK if UPK has not approved the Initial Conceptual Plan, the Initial Business Plan, and the Initial Budget by written notice on or before such date, (ii) an Automatic Termination on October 17, 2000 by both Members if the Members have not approved the Protocol by written notice on or before such date, (iii) as of December 31, 2000 by DMB if DMB has at any time prior to January 11, 2001 elected, by a Termination Notice given to UPK, a Density Termination or a Title Termination, (iv) December 31, 2000 by DMB if DMB has given UPK a Termination Notice for a Bonanza Potable Water Termination on or before such date, and (v) an Automatic Termination on December 31, 2000 by UPK if DMB fails to file the Amended Density Application on or prior to such date.

Execution of this First Amendment shall constitute timely approval of the Protocol in the form attached hereto as Exhibit A by DMB and UPK in accordance with the Operating Agreement.

In Section 10.14, the requirement of final approval of the appropriate government agency of the Protocol set forth in subsections (b) and (c), respectively, in the definitions of Construction Precondition shall be deemed satisfied by receipt from the EPA of a comfort letter or series of letters or other communications, actions or orders which, with respect to either the Flagstaff Property or the Bonanza Property, respectively, would satisfy a prudent real estate developer engaged in marketing of residential lots or units within the Properties to buyers of properties in like price ranges. Satisfaction of this condition shall be subject to Disagreement Resolution in accordance with
Section 5.12.

In Sections 5.5 and 5.6, the date for approval of the Initial Conceptual Plan, the Initial Conceptual Business Plan and the Initial Budget by UPK is changed to October 31, 2000 (from September 30, 2000).

Exhibit B to the Agreement is hereby deleted and Exhibit B attached hereto is substituted therefor.

All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. All references to "Agreement" in the Agreement shall hereafter refer to the Agreement as amended by this Amendment. Except as amended by this Amendment, the Agreement shall remain in full force and effect.

     Executed as of the date above first written.


                                        DMB PARK CITY, LLC, an Arizona
                                        limited liability company

                                        By: DMB Realco LLC, an Arizona limited
                                            liability company, Sole Member

                                            By: DMB Associates, Inc., an Arizona
                                                corporation, Manager

                                            By: /s/ Drew Brown
                                                ----------------------------
                                            Its: President

                                        UNITED PARK CITY MINES COMPANY,
                                        a Delaware corporation

                                        By: /s/ Joseph Lesser
                                            ----------------------------
                                        Its: Chairman